Exhibit 99.1

Kona Grill Reports Third Quarter 2018 Results

- Margin Improvements from Cost-Savings Initiatives Drives YTD Adjusted EBITDA Growth of 66%

- Focus on Driving Sales with the Appointment of Veteran Restaurateurs, Marcus Jundt and Steven Schussler as Co-Chief Executive Officers

SCOTTSDALE, AZ – November 8, 2018 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the third quarter ended September 30, 2018.

“Our efforts to achieve higher profits for fiscal year 2018 continue to take shape. During the first nine months of 2018, adjusted EBITDA increased 66% compared to the same period last year. The higher profitability is a result of Company initiatives implemented earlier this year and ongoing projects framed around our mission to make every experience exceptional for our guests,” said Marcus Jundt, Co-Chief Executive Officer of Kona Grill.

“With Steve Schussler’s and my recent appointment as Co-Chief Executive Officers, our focus is on revitalizing the Kona Grill brand and the unique aspects which has made this brand successful over the years. These areas include becoming once again America’s best happy hour with items that provide a great value proposition as well as genuine hospitality and a passion for service,” he continued.

"Our focus for the remainder of 2018 and fiscal year 2019 is driving guests into our restaurants. We recently launched our Konavore Rewards Program, implemented various marketing efforts, including mobile marketing and a Kona Grill app, and revamped our Happy Hour menu offerings. For the holiday season, we are rolling out a new gift card promotion with a strong bounce back offer to support first quarter 2019 sales," he continued.

“As part of our ongoing evaluation of underperforming restaurants, we made the decision to close two restaurants during the third quarter. As we monitor our restaurants for underperformance, we continue to engage in discussions with our landlords regarding rent abatement, closing certain locations or strategic alternatives. Our success in addressing these opportunities and issues will put us in a better long-term financial position. We were in compliance with our financial covenants as of September 30, 2018,” he concluded.

* For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

Conference Call

Kona Grill will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial results for the third quarter ended September 30, 2018. The Company’s Co-CEO Marcus Jundt and CFO Christi Hing will host the call, followed by a question and answer session.

The conference call will be broadcast over the internet via the investors section of the Company’s website at www.konagrill.com. Additionally, investors may dial 1-646-828-8143 to participate in the call.

About Kona Grill

Kona Grill features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere. Kona Grill owns and operates 44 restaurants, guided by a passion for quality food and exceptional service. Restaurants are located in 22 states and Puerto Rico. Additionally, Kona Grill has two restaurants that operate under a franchise agreement in Dubai, United Arab Emirates, and Vaughan, Canada. For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses, and availability of capital. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2018	2017
	(unaudited)
Assets
Cash and cash equivalents	$3,904	$5,042
Other current assets	2,909	4,002
Other assets	1,022	1,116
Property and equipment, net	70,755	81,639
Total assets	$78,590	$91,799
Liabilities and Stockholders' Equity
Current liabilities	$14,611	$16,603
Long-term debt	32,349	36,921
Deferred rent and other long-term liabilities	28,784	32,612
Stockholders' equity	2,846	5,663
Total liabilities and stockholders' equity	$78,590	$91,799

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)

Revenue	$37,435	$44,390	$121,798	$136,592
Costs and expenses:
Cost of sales	9,690	12,038	31,220	37,587
Labor	13,837	16,343	44,222	50,172
Occupancy	4,084	4,154	12,512	12,435
Restaurant operating expenses	6,163	7,327	19,123	22,142
General and administrative	2,534	3,297	9,158	10,013
Preopening expense	-	13	-	810
Depreciation and amortization	3,421	3,982	10,142	11,277
Asset impairment charge	-	30	-	30
Lease termination costs and other	2,195	8	2,120	1,392
Total costs and expenses	41,924	47,192	128,497	145,858
Loss from operations	(4,489)	(2,802)	(6,699)	(9,266)
Write-off of deferred financing costs	-	-	37	472
Interest expense, net	617	500	1,845	1,214
Loss before income taxes	(5,106)	(3,302)	(8,581)	(10,952)
Income tax expense (benefit)	8	21	(7)	71
Net loss	$(5,114)	$(3,323)	$(8,574)	$(11,023)

Net loss per share:
Basic and diluted	$(0.39)	$(0.33)	$(0.72)	$(1.09)

Weighted average shares outstanding:
Basic and diluted	13,259	10,102	11,828	10,126

KONA GRILL, INC.
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)

We prepare our financial statements in accordance with U.S. GAAP. Within our press release, we make reference to non-GAAP EBITDA, Adjusted EBITDA and Restaurant Operating Profit. Restaurant Operating Profit is defined as revenue minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, asset impairment charge or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors.

EBITDA and Adjusted EBITDA. EBITDA is defined as net income (loss) plus the sum of interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus unusual or non-recurring items, such as impairment, lease termination and exit costs and write-off of deferred financing costs. EBITDA and Adjusted EBITDA are presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use EBITDA and Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net loss	$(5,114)	$(3,323)	$(8,574)	$(11,023)
Income tax expense (benefit)	8	21	(7)	71
Interest expense, net	617	500	1,845	1,214
Depreciation and amortization	3,421	3,982	10,142	11,277
EBITDA	(1,068)	1,180	3,406	1,539
Asset impairment charge	-	30	-	30
Lease termination and exit costs	2,210	8	2,258	1,392
Write-off of deferred financing costs	-	-	37	472
Adjusted EBITDA	$1,142	$1,218	$5,701	$3,433
General and administrative	2,534	3,297	9,158	10,013
Preopening Expense	-	13	-	810
Gain on insurance recoveries	(15)	-	(138)	-
Restaurant operating profit	$3,661	$4,528	$14,721	$14,256

Restaurant operating profit margin (A)	9.8%	10.2%	12.1%	10.4%

(A) Restaurant operating profit margin is calculated as restaurant operating profit divided by restaurant sales

KONA GRILL, INC.

Selected Supplemental Operating Information

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Same-store sales percentage change	-14.1%	-7.2%	-11.6%	-5.6%

Company-owned restaurants opened during the period	-	-	-	1
Company-owned restaurants closed during the period	2	-	2	-
Company-owned restaurants opened at the end of the period	44	46	44	46

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com

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